SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                  AMENDMENT NO.1 TO CURRENT REPORT ON FORM 8-K
              Filed with the Securities and Exchange Commission on
                                  June 14, 2000

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report August 14, 2000

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)



                   0-20686                        65-0341868
           ------------------------       -------------------------
           (Commission File Number)     (IRS Employer Identification No.)



                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida            34236
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (941) 361-2100
                                                          --------------

Item 5.  Other Events

         On May 31, 2000, Uniroyal Technology Corporation (the "Company") completed the merger among the Company, BayPlas4, Inc., a wholly-owned subsidiary of the Company, and Sterling Semiconductor, Inc. ("Sterling"), as reported in the Company's Form 8-K filed on June 14, 2000. Pursuant to Item 7(a) of Form 8-K, this amendment is submitted to file certain financial statements of Sterling.

Item 7. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

                  The Sterling Semiconductor, Inc. (Successor to Novecon Technologies Corporation) interim unaudited condensed financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and March 31, 1999.

                  The Novecon Technologies Corporation audited consolidated financial statements as of December 31, 1999 and December 31, 1998 and for the years ended December 31, 1999, December 31, 1998 and December 31, 1997.

(b)      Exhibits.

                  23.1 - Consent of PricewaterhouseCoopers LLP







                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     UNIROYAL TECHNOLOGY CORPORATION

                                     George J. Zulanas, Jr.
Date:  August 14,  2000           By:---------------------------
                                     George J. Zulanas, Jr., Executive Vice
                                      President,Treasurer and Chief Financial
                                       Officer

Item 7(a).

                          STERLING SEMICONDUCTOR, INC.

                                  SUCCESSOR TO

                        NOVECON TECHNOLOGIES CORPORATION

                        --------------------------------

                              FINANCIAL STATEMENTS

                          STERLING SEMICONDUCTOR, INC.

               As of March 31, 2000 and for the three months ended

                                 March 31, 2000

                        NOVECON TECHNOLOGIES CORPORATION

             As of December 31, 1999 and for the three months ended

                                 March 31, 1999





                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                           Sterling Semiconductor,
                                                                             Inc., Successor To               Novecon
                                                                            Novecon Technologies            Technologies
                                                                                 Corporation                Corporation

                                                                                  March 31,                  December 31,
                                                                                    2000                         1999
                                                                              ---------------              ---------------
                                                                                 (Unaudited)
Current assets:
   Cash and cash equivalents                                                  $     2,021,494              $      594,795
   Cash in trust                                                                       25,000                      25,000
   Accounts receivable                                                                419,176                     411,030
   Inventories (Note 2)                                                               260,418                     326,486
   Prepaid expenses and other assets                                                  289,342                     174,694
                                                                              ---------------              --------------
Total current assets                                                                3,015,430                   1,532,005

Property and equipment, net                                                         1,904,408                   1,938,905
Goodwill (Note 3)                                                                   1,215,581                           -
Intangibles                                                                         1,230,000                   1,320,000

Other assets, net                                                                      56,490                      54,591
                                                                              ---------------              --------------
Total assets                                                                  $     7,421,909              $    4,845,501
                                                                              ===============              ==============




                CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

        LIABILITIES, MANDATORILY REEDEEMABLE CONVERTIBLE PREFERRED STOCK

                            AND SHAREHOLDERS' DEFICIT

                                                                           Sterling Semiconductor,
                                                                             Inc., Successor To               Novecon
                                                                            Novecon Technologies            Technologies
                                                                                 Corporation                Corporation

                                                                                  March 31,                  December 31,
                                                                                    2000                         1999
                                                                              ---------------               -------------
                                                                                 (Unaudited)
Current liabilities:
   Notes payable, current (Note 4)                                            $     4,239,200              $    2,529,035
   Accounts payable                                                                 1,066,882                     717,715
   Accrued liabilities                                                                151,378                     387,719
   Customer deposits                                                                   14,381                     165,003
   Capital lease obligations, current                                                  84,000                      72,038
                                                                              ---------------               -------------
Total current liabilities                                                           5,555,841                   3,871,510

Note payable                                                                          416,667                     416,667
Capital leases, long-term                                                             161,882                     121,867
                                                                              ---------------               -------------
Total liabilities                                                                   6,134,390                   4,410,044
                                                                              ---------------               -------------

Commitments and contingencies

Minority interest in subsidiary                                                             -                      17,316

Mandatorily redeemable convertible preferred stock:
  Sterling Semiconductor, Inc.:
    Series A preferred stock: $0.01 par value; 1,000,000
     shares authorized; 254,729 issued and outstanding at
     March 31, 2000                                                                 3,714,750                           -

   Novecon Technologies Corporation:
    Series A preferred stock: $0.01 par value; 500,000 shares
      authorized; 255,729 issued and outstanding at December
      31, 1999                                                                               -                   3,840,126

Shareholders' deficit (Note 5):
   Sterling Semiconductor, Inc.:
     Common stock:  $0.01 par value; 2,600,000 shares authorized;
       704,670 shares issued and outstanding at March 31, 2000                          7,047                           -
     Additional paid-in capital                                                     3,450,522                           -

   Novecon Technologies Corporation:
     Common stock:  $0.01 par value; 1,500,000 shares authorized;
       599,334 shares issued and outstanding at December 31, 1999                           -                       5,993
     Additional paid-in capital                                                             -                   1,514,279

   Accumulated deficit                                                             (5,816,928)                 (4,942,257)
   Less treasury stock at cost - 14,012 shares at March 31,2000                       (67,872)                          -
                                                                              ---------------              --------------

Total shareholders' deficit                                                        (2,427,231)                 (3,421,985)
                                                                              ---------------              --------------

Total liabilities, mandatorily redeemable convertible preferred
   stock and shareholders' deficit                                              $   7,421,909              $    4,845,501
                                                                              ===============              ==============

                  See notes to condensed consolidated financial
                                  statements.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                         Sterling Semiconductor,
                                                                            Inc., Successor To                 Novecon
                                                                          Novecon Technologies              Technologies
                                                                              Corporation                    Corporation

                                                                                       For The Three Months Ended
                                                                         --------------------------------------------------
                                                                               March 31, 2000              March 31, 1999
                                                                         -----------------------       --------------------

Revenues:
   Contract revenues                                                            $     675,458               $     90,309
   Product revenues                                                                   219,148                    352,972
                                                                                -------------               ------------
             Total revenues                                                           894,606                    443,281

Cost of revenues:
   Contract revenues                                                                  561,502                    137,694
   Product revenues                                                                   197,055                    262,092
                                                                                -------------               ------------
             Total cost of revenues                                                   758,557                    399,786

Gross profit                                                                          136,049                     43,495

Operating expenses:
   Research and development                                                           212,951                    383,688
   Sales and marketing                                                                 34,548                      7,336
   General and administrative                                                         385,580                    354,441
                                                                                -------------               ------------
             Total operating expenses                                                 633,079                    745,465

Loss from operations                                                                 (497,030)                  (701,970)

Interest income                                                                        26,145                      6,626
Interest expense                                                                     (408,694)                   (62,513)
Other expense, net                                                                    (12,408)                    (2,173)
                                                                                -------------               ------------

Loss before minority interest in subsidiary                                          (891,987)                  (760,030)

Minority interest in net loss of subsidiary                                            17,316                    164,849
                                                                                -------------               ------------

Net loss                                                                        $    (874,671)              $   (595,181)
                                                                                =============               ============


Net loss per share
   Basic                                                                        $       (1.49)            $        (0.84)
                                                                                =============             ==============
   Diluted                                                                      $       (1.49)            $        (0.84)
                                                                                =============             ==============

Average number of shares used in computation
   Basic                                                                              701,898                    704,670
                                                                                =============             ==============
   Diluted                                                                            701,898                    704,670
                                                                                =============             ==============



                  See notes to condensed consolidated financial
                                  statements.




                                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        (Unaudited)

                                                                         Sterling Semiconductor,
                                                                            Inc., Successor To                 Novecon
                                                                          Novecon Technologies              Technologies
                                                                              Corporation                    Corporation

                                                                                       For The Three Months Ended
                                                                         --------------------------------------------------
                                                                               March 31, 2000              March 31, 1999
                                                                         -----------------------       --------------------

Cash flows from operating activities:

   Net loss                                                                   $       (874,671)            $     (595,181)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
     Minority interest in net loss of subsidiary                                       (17,316)                  (164,849)
     Loss on disposal of property and equipment                                            537                          -
     Amortization of note discount                                                     277,906                          -
     Depreciation and amortization                                                     250,121                    215,478
     Changes in current assets and liabilities:
       Accounts receivable                                                              (8,146)                    51,158
       Inventory                                                                        66,068                    (71,953)
       Prepaid expenses and other assets                                              (116,547)                    19,784
       Accounts payable                                                                350,088                     (1,828)
       Accrued liabilities                                                            (388,408)                    18,250
                                                                              ----------------             --------------
             Net cash used in operating activities                                    (460,368)                  (529,141)
                                                                              ----------------             --------------

Cash flows from investing activities:

   Sale of property                                                                      3,850                          -
   Purchase of property and equipment                                                  (35,509)                   (18,626)
                                                                              ----------------             --------------
             Net cash used in investing activities                                     (31,659)                   (18,626)
                                                                              ----------------             --------------

Cash flows from financing activities:

   Proceeds from note payable                                                        2,025,000                          -
   Proceeds from issuance of mandatorily redeemable
     convertible preferred stock                                                             -                  1,125,000
   Principal payments on capital lease obligations                                     (21,923)                   (34,178)
   Purchase of treasury stock                                                          (67,872)                         -
   Redemption of preferred stock                                                       (16,479)                         -
   Stock issuance costs                                                                      -                    (70,515)
                                                                              ----------------             --------------
             Net cash provided by financing activities                               1,918,726                  1,020,307
                                                                              ----------------             --------------

Net increase in cash and cash equivalents                                            1,426,699                    472,540
Cash and cash equivalents at beginning of year                                         594,795                    734,132
                                                                              ----------------             --------------
Cash and cash equivalents at end of year                                      $      2,021,494             $    1,206,672
                                                                              ================             ==============




                  See notes to condensed consolidated financial
                                  statements.


  STERLING SEMICONDUCTOR, INC., SUCCESSOR TO NOVECON TECHNOLOGIES CORPORATION,
                      AND NOVECON TECHNOLOGIES CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

                              For the Three Months Ended

                 March 31, 2000 and March 31, 1999, respectively

1.       BASIS OF PRESENTATION

         The Merger

         On February 23, 2000, a reverse merger occurred between Novecon Technologies Corporation ("Novecon") and its majority-owned subsidiary, Sterling Semiconductor, Inc. ("Sterling") (the "Merger"). Under the agreement, Novecon was merged with and into Sterling in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act and of Section 252 of the Delaware General Corporation Law. Sterling was the surviving legal entity. Immediately prior to the consummation of the merger, Sterling's common stock was split 75-for-1.

         Under the terms of the Merger, each issued and outstanding share of Novecon common stock was converted into one share of Sterling common stock, par value $0.01 per share. Each issued and outstanding share of Novecon Series A Convertible Preferred Stock, par value $0.01 per share, was converted into one share of Sterling Series A Convertible Preferred Stock, par value $0.01 per share. All outstanding employee and non-employee Novecon stock options were each converted into an option to purchase one share of Sterling common stock under substantially similar terms. All outstanding Novecon warrants to purchase shares of Novecon common stock were each converted into warrants to purchase one share of Sterling common stock under substantially similar terms.

         On the merger date, Novecon common stockholders received 612,195 shares of Sterling common stock and Novecon preferred stockholders received 254,729 shares of Sterling preferred stock.

         All of the issued and outstanding shares of Sterling common stock owned immediately prior to the consummation of the merger other than those owned by Novecon (92,475 shares), as well as all issued and outstanding Sterling options and Sterling warrants, remained issued and outstanding subsequent to the merger. All issued and outstanding shares of Sterling common stock owned by Novecon immediately prior to the merger were cancelled and retired.

         Basis of Presentation

         The interim condensed financial statements presented as of and for the three months ended March 31, 2000 are the Sterling financial statements (including the consolidated results of Novecon from January 1, 2000 through February 22, 2000). The condensed consolidated financial statements as of December 31, 1999 and the interim condensed consolidated financial statements for the three months ended March 31, 1999 are the consolidated financial statements of Novecon.

         In the opinion of Sterling , all adjustments necessary for a fair presentation of such interim condensed consolidated financial statements have been included. Such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The interim condensed consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Novecon audited consolidated financial statements and notes thereto for the years ended December 31, 1999, December 31, 1998 and December 31, 1997.

2.       INVENTORIES

                                                                       March 31,                    December 31,
                                                                         2000                           1999
                                                                    --------------                 --------------

         Finished goods                                              $    120,000                   $    123,440
         Work-in-process                                                  115,782                        135,112
         Raw material                                                      59,636                         86,397
                                                                     ------------                   ------------
                                                                          295,418                        344,949
         Less reserve for obsolete inventory                              (35,000)                       (18,463)
                                                                     ------------                   ------------
            Total                                                    $    260,418                   $    326,486
                                                                     ============                   ============

3.       GOODWILL

         For accounting purposes, the Merger between Novecon and Sterling is deemed to be an acquisition of Sterling's minority interest by Novecon with the resulting entity identified as Sterling. The acquisition of Sterling's minority interest is accounted for under the "purchase method of accounting" on a fair value basis with the excess treated as goodwill. Goodwill recorded in connection with the merger was approximately $1,236,000 and is being amortized over its estimated useful life of five years.

4.       NOTES PAYABLE

         In January 2000, Novecon entered into a loan agreement (the "January 2000 Note") with an investment group for $2,025,000. The loan accrues interest at 10% and is due January 2001. The loan is immediately due and payable upon a change in control, breach of covenant or material misrepresentation or distribution of cash or assets which exceeds the last twelve months of pretax earnings. In connection with the debt, Novecon issued a detachable warrant to purchase 108,135 shares of Novecon common stock for $15.00 per share. The warrant is immediately exercisable and has a seven-year life. Using the Black-Scholes valuation model, Novecon determined that the fair value of the warrant was approximately $838,000. Novecon allocated $592,741 for the warrant to shareholders' equity and $1,432,259 to the note payable, based upon their relative fair values. The resulting debt discount will be amortized to interest expense using the effective interest rate method over the term of the note.

5.       SHAREHOLDERS' DEFICIT

         During the quarter ended March 31, 2000, Novecon declared and paid a dividend to the Novecon preferred shareholders of approximately $174,000 through the issuance of 12,861 shares of Novecon common stock. The preferred stock dividend has been added to the March 31, 2000 net loss in the computation of earnings per share. There was no dividend declared or paid by Novecon during the quarter ended March 31, 1999.

6.       STATEMENTS OF CASH FLOWS

         Supplemental disclosures of cash flow information are as follows:

                                                                                              Three months ended
                                                                                ----------------------------------------------
                                                                                    March 31,                    March 31,
                                                                                      2000                         1999
                                                                                -----------------           ------------------

         Non-cash investing and financing transactions:

           Interest paid                                                         $       194,219             $         51,438
                                                                                 ===============             ================

7.       SUBSEQUENT EVENT

         On April 10, 2000, Sterling signed a merger agreement with Uniroyal Technology Corporation. ("Uniroyal"). The merger agreement provides for the exchange of Sterling's outstanding common and preferred stocks for Uniroyal common stock and the exchange of Sterling outstanding employee stock options for Uniroyal employee stock options. The resulting merged entity became a wholly-owned subsidiary of Uniroyal called Sterling Semiconductor, Inc. The transaction closed on May 31, 2000.

                        NOVECON TECHNOLOGIES CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1999, 1998 and 1997

                                       AND

                                 REPORT THEREON

                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of Novecon Technologies Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Novecon Technologies Corporation (the "Company") and its subsidiary at December 31, 1999, 1998, and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 2 to the consolidated financial statements, the Company is an early stage technology company that has experienced losses from operations since inception, and has negative working capital and an accumulated deficit, which collectively raise substantial doubt about the Company's ability to continue an going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PricewaterhouseCoppers LLP
McLean, Virginia
April 4, 2000



                        NOVECON TECHNOLOGIES CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1999 and 1998


                                                                                             December 31,
                                                                                  -----------------------------------
                                                                                        1999              1998
                                                                                  ----------------- -----------------
                                                       ASSETS

Current assets:
  Cash and cash equivalents                                                       $       594,795   $        734,132
  Cash in trust                                                                            25,000            100,000
  Accounts receivable                                                                     411,030            231,595
  Inventory                                                                               326,486            257,481
  Prepaid expenses and other assets                                                       174,694             69,157
                                                                                  ---------------   ----------------
           Total current assets                                                         1,532,005          1,392,365

Property and equipment, net                                                             1,938,905          2,244,831
Intangibles                                                                             1,320,000          1,680,000
Other assets                                                                               54,591             36,258
                                                                                  ---------------   ----------------
           Total assets                                                           $     4,845,501   $      5,353,454
                                                                                  ===============   ================

                          LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                              AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Notes payable, current                                                          $     2,529,035   $      1,616,667
  Accounts payable                                                                        717,715            314,836
  Accrued liabilities                                                                     387,719            172,012
  Customer deposits                                                                       165,003                  -
  Capital lease obligations, current                                                       72,038             56,066
                                                                                  ---------------   ----------------
           Total current liabilities                                                    3,871,510          2,159,581

Notes payable                                                                             416,667            833,333
Capital lease obligations, long-term                                                      121,867             82,612
                                                                                  ---------------   ----------------
           Total liabilities                                                            4,410,044          3,075,526
                                                                                  ---------------   ----------------

Minority interest in subsidiary                                                            17,316            486,826

Commitments and contingencies

Mandatorily redeemable convertible preferred stock:

Series A preferred stock: $0.01 par value;  500,000 shares authorized;  255,729 and 172,029 shares issued and outstanding at December 31, 1999 and 1998,
  respectively                                                                          3,840,126          2,354,367

Shareholders' deficit:
  Preferred stock: $0.01 par value; 500,000 shares authorized, no shares issued and outstanding at December 31, 1999 and 1998, respectively. Liquidation
   preference of $13.50 at December 31, 1998.                                                   -                  -
  Common stock:  $0.01 par value; 1,500,000 shares authorized; 599,334 and
   596,000 shares issued and outstanding at December 31, 1999 and 1998,
   respectively.                                                                            5,993              5,960
  Additional paid-in capital                                                            1,514,279          1,263,557
  Accumulated deficit                                                                  (4,942,257)        (1,832,782)
                                                                                  ---------------   ----------------
           Total shareholders' deficit                                                 (3,421,985)          (563,265)
                                                                                  ---------------   ----------------
           Total liabilities, mandatorily redeemable convertible preferred stock
            and shareholders' deficit                                             $     4,845,501   $      5,353,454
                                                                                  ===============   ================


              The accompanying notes are an integral part of these
                       consolidated financial statements.


                        NOVECON TECHNOLOGIES CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  Years Ended December 31, 1999, 1998 and 1997





                                                                  December 31,
                                              ------------------------------------------------------
                                                   1999               1998               1997
                                              ---------------- ------------------- -----------------
Revenues:
  Contract revenues                           $     1,795,939  $        1,364,576  $        438,024
  Product revenues                                    454,680             146,471            60,282
                                              ---------------  ------------------ -----------------
           Total revenues                           2,250,619           1,511,047           498,306
                                              ---------------  ------------------ -----------------

Cost of revenues:
  Contract revenues                                 1,490,736           1,039,180           362,455
  Product revenues                                    761,087             292,826           173,318
                                              ---------------  ------------------  ----------------
           Total cost of revenues                   2,251,823           1,332,006           535,773
                                              ---------------  ------------------  ----------------

Gross profit (loss)                                    (1,204)            179,041           (37,467)

Operating expenses:
  Research and development                          1,254,030             433,099             4,331
  Sales and marketing                                 146,184             100,831            27,056
  General and administrative                        1,730,916             807,603           761,432
                                              ---------------  ------------------  ----------------
           Total operating expenses                 3,131,130           1,341,533           792,819
                                              ---------------  ------------------  ----------------

Loss from operations                               (3,132,334)         (1,162,492)         (830,286)

Interest income                                        34,369              25,446            14,343
Interest expense                                     (587,621)            (93,582)              (49)
Other income (expense), net                           (32,200)            (27,320)            2,227
                                              ---------------  ------------------  ----------------

Loss before minority interest of subsidiary        (3,717,786)         (1,257,948)         (813,765)

Minority interest in net loss of subsidiary           608,311             311,192            69,442
                                              ---------------  ------------------  ----------------

Net loss                                      $    (3,109,475) $         (946,756) $       (744,323)
                                              ===============  ==================  ================

Net loss per share
  Basic                                       $         (5.20) $            (1.59) $          (1.25)
                                              ===============  ==================  ================
  Dilution                                    $         (5.20) $            (1.59) $          (1.25)
                                              ===============  ==================  ================

Average number of shares used in computation
  Basic                                               597,667             596,000           595,500
                                              ===============  ==================  ================
  Dilution                                            597,667             596,000           595,500
                                              ===============  ==================  ================

            The accompanying notes are an integral part of these
                       consolidated financial statements.


                       NOVECON TECHNOLOGIES CORPORATION

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                  Years Ended December 31, 1999, 1998 and 1997




                                                                                                                   Total
                                                                 Common Stock       Additional                 Shareholders'
                                                             --------------------    Paid-In     Accumulated      Equity
                                                              Shares      Amount     Capital        Deficit      (Deficit)
                                                             -------- ----------- ------------- ------------- ---------------

Balance, December 31, 1996                                    595,000  $   5,950   $ 1,138,401   $  (141,703)  $   1,002,648

Issuance of common stock, net of $675 in issuance costs         1,000         10        12,815             -          12,825
Sale of subsidiary stock above book value                           -          -       273,719             -         273,719
Net loss                                                            -          -             -      (744,323)       (744,323)
                                                              -------  ---------   -----------   -----------   -------------

Balance, December 31, 1997                                    596,000      5,960     1,424,935      (886,026)        544,869

Issuance of warrants                                                -          -        75,000             -          75,000
Sale of subsidiary stock below book value                           -          -      (236,378)            -        (236,378)
Net loss                                                            -          -             -      (946,756)       (946,756)
                                                              -------  ---------   -----------   -----------   -------------

Balance, December 31, 1998                                    596,000      5,960     1,263,557    (1,832,782)       (563,265)

Issuance of common stock                                        3,334         33        49,977             -          50,010
Issuance of warrants                                                -          -       650,441             -         650,441
Sale of subsidiary stock below book value                           -          -      (211,077)            -        (211,077)
Accretion of Series A Preferred Stock to redemption value           -          -      (238,619)            -        (238,619)
Net loss                                                            -          -             -    (3,109,475)     (3,109,475)
                                                              -------  ---------   -----------   -----------   -------------

Balance, December 31, 1999                                    599,334  $   5,993   $ 1,514,279   $(4,942,257)  $  (3,421,985)
                                                              =======  =========   ===========   ===========   =============

            The accompanying notes are an integral part of these
                       consolidated financial statements.

                        NOVECON TECHNOLOGIES CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1999, 1998 and 1997


                                                                          Years Ended December 31,
                                                             ---------------------------------------------------
                                                                  1999              1998             1997
                                                             ---------------- ----------------- ----------------

Cash flows from operating activities:

  Net loss                                                   $    (3,109,475) $       (946,756) $       (744,323)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
   Minority interest in net loss of subsidiary                      (608,311)         (311,192)          (69,442)
   Loss (gain) on disposal of property and equipment                  (4,235)           27,792               972
   Amortization of note discount                                     263,443                 -                 -
   Warrants issued to third parties                                   57,700                 -                 -
   Depreciation and amortization                                     883,162           360,402           152,868
   Changes in current assets and liabilities:
     Accounts receivable                                            (179,435)         (126,475)          (45,015)
     Inventory                                                       (69,005)         (148,422)           (4,059)
     Prepaid expenses and other assets                               (73,861)          (27,441)          (55,395)
     Accounts payable                                                402,880           250,845            37,328
     Accrued liabilities                                             380,710            82,095            35,351
                                                             ---------------  ----------------  ----------------
           Net cash used in operating activities                  (2,056,427)         (839,152)         (691,715)
                                                             ---------------  ----------------  ----------------

Cash flows from investing activities:

  Sale of property and equipment                                       4,235            12,514                 -
  Cash in trust                                                       75,000          (100,000)                -
  Organizational costs                                                     -                 -               804
  Purchase of property and equipment                                 (82,235)         (297,075)         (142,026)
  ATMI purchase                                                            -          (800,000)                -
                                                             ---------------  ----------------  ----------------
           Net cash used in investing activities                      (3,000)       (1,184,561)         (141,222)
                                                             ---------------  ----------------  ----------------

Cash flows from financing activities:

  Payments on note payable to ATMI                                (1,200,000)                -                 -
  Proceeds from note payable                                       2,025,000                 -                 -
  Proceeds from issuance of mandatorily redeemable
   convertible preferred stock                                     1,255,500         2,441,156                 -
  Issuance of common stock                                                 -                 -            13,500
  Proceeds from sale of warrants                                           -             3,750                 -
  Principal payments on capital lease obligations                    (79,774)          (34,623)                -
  Stock subscriptions receivable                                           -                 -           154,690
  Proceeds for sale of subsidiary common stock to minority
   interest                                                                -           124,456           524,715
  Stock issuance costs                                               (80,636)         (159,909)             (675)
                                                             ---------------  ----------------  ----------------
           Net cash provided by financing activities               1,920,090         2,374,830           692,230
                                                             ---------------  ----------------  ----------------

Net increase (decrease) in cash and cash equivalents                (139,337)          351,117          (140,707)
Cash and cash equivalents at beginning of year                       734,132           383,015           523,722
                                                             ---------------  ----------------  ----------------
Cash and cash equivalents at end of year                     $       594,795  $        734,132  $        383,015
                                                             ===============  ================  ================


            The accompanying notes are an integral part of these
                       consolidated financial statements.


                        NOVECON TECHNOLOGIES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997


1.       The Company and Summary of Significant Accounting Policies

         Novecon Technologies Corporation, and its majority-owned subsidiary, Sterling Semiconductor, Inc. (collectively, the "Company"), were incorporated in the state of Delaware and the Commonwealth of Virginia, respectively. The Company was originally established as a Delaware limited partnership in 1993, and converted to a C corporation on December 10, 1996. The Company manufacturers and sells SIC wafers, which are used as a substrate material for making advanced micro-electronic components. SIC is a third-generation semiconductor material with properties superior to silicon, such as for greater heat resistance and better electrical properties.

              Use of estimates

              The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Principles of consolidation

              The consolidated financial statements include the accounts of the Company and its majority-owned U.S. subsidiary, Sterling Semiconductor. All material intercompany accounts and transactions have been eliminated.

              Revenue recognition

              Product revenues are recognized upon shipment to customers. Consulting revenue is recognized over the contract period or as services are rendered. Contract revenue on cost-type contracts are recognized to the extent of costs incurred plus a proportional amount of the fee earned. Contract revenue on fixed-price contracts are recognized using the percentage-of-completion method based on costs incurred in relation to total estimated costs.

              Cash and cash equivalents

              The Company considers all highly liquid investments purchased with
              an  original   maturity  of  three  months  or  less  to  be  cash
              equivalents.

              At December 31, 1999 and 1998 approximately $609,000 and $661,000, respectively, of cash and cash equivalents are held in money market funds.

              In October 1999, the Company entered into a one-year agreement with Bank of America for credit card clearing service, which required the Company to establish a $25,000 cash deposit account to cover potential chargebacks. This cash deposit is included in cash in trust at December 31, 1999.

              Concentration of credit risk

              The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. All sales are denominated in U.S. dollars. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

              The U.S. government represented 56%, 63% and 29% of total revenues for the years ended December 31, 1999, 1998 and 1997, respectively. In addition, revenue from certain commercial customers exceeded 10% of revenues during the years ended December 31, 1999, 1998 and 1997. Company A represented 24%, 20% and 25% of total revenues for the years ended December 31, 1999, 1998 and 1997, respectively.

              Approximately 42% and 51% of accounts receivable at December 31, 1999 and 1998, respectively, are due from the U.S. Government. In addition, accounts receivable from certain commercial customers exceeded 10% of total accounts receivable for the years ended December 31, 1999 and 1998. Company A represents 31% and 23% of total accounts receivable for the year ended December 31, 1999 and 1998, respectively.

              Inventory

              Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

              Property and equipment

              Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years, or the lease term of the respective assets.

              Long-lived assets

              The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," (SFAS No. 121). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. The Company also assesses the impairment of intangibles, including goodwill, based on the future estimated cash flows of the acquired technology and business information. Based on its most recent analysis, the Company believes that there was no impairment of its property, plant and equipment or intangibles as of December 31, 1999.

              Stock-based compensation

              The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123).

              Reclassifications

              Certain amounts in the 1998 and 1997 financial statements have been reclassified to conform with the 1999 presentation.

              Income taxes

              The Company accounts for deferred income taxes using the liability method, under which the expected future tax consequences of timing differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities.

              Segment Reporting

              SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires that a business enterprise report financial and descriptive information about its reportable operating segments. The Company currently manages its business as one operating segment and, accordingly, does not report segment information.

              Earnings per Share

              SFAS No. 128, Earnings per Share, requires that "basic" and "diluted" earnings per share replace primary and fully diluted earnings per share, respectively, for financial statement periods ending after December 15, 1997. The Company had adopted SFAS No. 128 for the years ended December 31, 1999, December 31, 1998, and December 31, 1997.

              The basic calculation computes earning per share based only on the weighted average number of shares outstanding during the year. The diluted calculation uses the weighted average number of shares outstanding plus common stock equivalents. The Company did not use its stock options, Series A preferred stock, and warrants, equivalent shares of common stock, in calculating diluted earnings per share for the years ended December 31, 1999, December 31, 1998, and December 31, 1997, because their effect would have been antidilutive.

2.       Financing Activities

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company contemplates ongoing development of its technology, revenue producing operations and realization of assets in the ordinary course of business. The Company is an early stage technology company and accordingly has incurred net losses since its inception and had negative working capital of approximately $2,340,000 and an accumulated deficit of approximately $4,942,000 at December 31, 1999. Additional capital will be needed to further the Company's development and achieve its business plan, either through new financing agreements or by means of a business combination with an entity possessing such capital. The Company is currently in negotiations with an outside party for the purchase of 100% of the Company's outstanding common stock. Should this business combination not be completed, management intends to pursue alternative financing sources. These new sources might include, but are not limited to, investments in the Company by new investors, additional investment by current investors or a public offering of stock.

         There is no assurance that the business combination will be successful or that sufficient amounts of alternative financing can be obtained and, therefore, substantial doubt currently exists regarding the Company's ability to continue as a going concern.

3.       Balance Sheet Components

                                                                                December 31,
                                                                        -----------------------------
                                                                             1999           1998
                                                                        -------------- --------------

         Inventory:
           Finished goods                                               $     123,440  $      41,212
           Work-in-progress                                                   135,112        150,029
           Raw materials                                                       86,397         79,024
                                                                        -------------  -------------
                                                                              344,949        270,265
           Less reserve for obsolete inventory                                (18,463)       (12,784)
                                                                        -------------  -------------
                                                                        $     326,486  $     257,481
                                                                        =============  =============

         Property and Equipment:
           Equipment                                                    $   2,529,127  $   2,335,502
           Computers, software and hardware                                    61,872         43,984
           Furniture and fixtures                                              39,928         34,205
           Leasehold improvements                                              81,400         81,400
                                                                        -------------  -------------

                                                                            2,712,327      2,495,091
           Less accumulated depreciation and amortization                    (773,422)      (250,260)
                                                                        -------------  -------------
                                                                        $   1,938,905  $   2,244,831
                                                                        =============  =============



         Equipment includes $308,302 and $173,301 of manufacturing equipment and computer equipment, respectively, under capital leases at December 31, 1999 and 1998. Accumulated depreciation under capital leases totaled $65,036 and $20,680 at December 31, 1999 and 1998. Total depreciation expense for the three years ended December 31, 1999, 1998 and 1997 was $523,162, $218,075, and $49,157, respectively.

4.       ATMI Commercial and Development Agreement

         On June 30, 1998, the Company entered into a Commercial and Development Agreement with Advanced Technology Materials, Inc. ("ATMI") for the license and purchase of certain technologies, equipment, inventory, business information and the creation of a joint research and development program.

         Under this agreement, the Company purchased certain assets and was granted an exclusive, worldwide, non-transferable license to use technology related to the production of silicon carbide substrates, which is owned by ATMI. In consideration for these assets, the Company paid $800,000, issued 400 shares of Sterling Semiconductor's common stock valued at $1,000 per share and delivered two promissory notes, Note A and Note B. Note A has a principal amount of $1,250,000, payable over three years in three equal installments beginning in December 1999 and bears interest at 10.5 % per annum. The required three payments of Note A were extended to June 2000, September 2000 and March 2001. Note B has a principal amount of $1,200,000 payable on February 1, 1999 and bears interest at 7% per annum. The required payment of Note B was extended to June 30, 1999 and was paid on that date. In 1999 and 1998 interest expense on Note A and B totaled $173,624 and $70,177, respectively.

         In addition, the Company agreed to pay ATMI royalties of 2% of net sales of licensed products after June 30, 1999. These royalties include minimum quarterly payments of $6,000, $12,000, $21,000 and $30,000 for each quarter in the years ending June 30, 2000, 2001, 2002 and 2003, respectively. Total royalties shall not exceed $1,000,000. In 1999 total royalty payments to ATMI were $8,000.

         The Company capitalized $1,400,000 related to the license and allocated $1,750,000, $100,000 and $400,000 of the purchase price to equipment, inventory and business information, respectively, based on independent appraisals and estimates of fair values. The license, equipment and business information are being amortized over their estimated useful lives of five years. Amortization expense for the years ended December 31, 1999 and 1998 was $360,000 and $120,000, respectively.

         The Company and ATMI agreed to establish a joint development program for research to be performed by ATMI. The Company has agreed to fund the development program and pay to ATMI $3,000,000, in monthly installments of $83,333 beginning September 2, 1998. The Company is expensing these costs as they are incurred. The development program will expire at the earlier of the termination of the Commercial and Development Agreement or September 1, 2001.


5.       Note Payable

         In June 1999, the Company entered into a loan agreement (the "June 1999 Note") with an investment group for $2,025,000. The loan accrues interest at 10% and is due June 2000. The loan is immediately due and payable upon a change in control, breach of covenant or material misrepresentation or distribution of cash or assets which exceeds the last twelve months of pretax earnings. In connection with the debt, the Company issued a detachable warrant to purchase 108,135 shares of the Company's common stock for $15.00 per share. The warrant is immediately exercisable and has a seven-year life. Using the Black-Scholes valuation model, the Company determined that the fair value of the warrant was approximately $838,000. The Company allocated $592,741 for the warrant to shareholders' equity and $1,432,259 to the note payable, based upon their relative fair values. The resulting debt discount will be amortized to interest expense using the effective interest rate method over the term of the note. At December 31, 1999, approximately $367,464 of interest expense has been recorded.

         In January 2000, the Company entered into an additional loan agreement with the same investment group for $2,025,000. This loan has terms and conditions consistent with the June 1999 note.

6.       Income Taxes

         Novecon Technologies Corporation has not recorded a provision or benefit for income taxes for the years ended December 31, 1999, 1998 and 1997. The net increase in the valuation allowance of approximately $1,193,000 in 1999 relates primarily to income tax operating losses generated from the current year operating loss.

         Deferred tax assets and liabilities consist of the following:

                                                                         December 31,
                                                        ------------------------------------------------
                                                             1999            1998             1997
                                                        --------------- ---------------- ---------------

         Deferred tax assets:
           Net operating loss carryforwards             $    2,082,017  $       900,416  $      326,815
           Accruals to cash adjustment                          49,481           31,225          25,482
           Amortization                                        128,466           37,266          26,859
           Tax credits                                          42,096           28,151             282
           Warrants                                             93,363           47,203               -
           Accrued vacation and other                            3,692            2,493             368
                                                        --------------  ---------------  --------------
                                                             2,399,115        1,046,754         379,806
                                                        --------------  ---------------  --------------

         Deferred tax liabilities:
           Depreciation                                       (340,566)        (181,525)        (18,829)
                                                        --------------  ---------------  --------------

         Net deferred tax assets                             2,058,549          865,229         360,977
         Valuation allowance                                (2,058,549)        (865,229)       (360,977)
                                                        --------------  ---------------  --------------

                                                        $            -  $             -  $            -
                                                        ==============  ===============  ==============


         Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, and as a consequence, a full valuation allowance has been recorded. At December 31, 1999, the Company had approximately $5,480,000 of federal and state net operating loss carry forwards available to offset future taxable income which expire in varying amounts beginning in 2011. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances.

7.       Commitments

              Leases

              The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2004, including lease options at the discretion of the Company, which the Company intends to exercise. The Company subleased certain properties through April 1999. Sublease income of $15,500 was recorded in 1999. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $234,441, $143,866 and $100,105,
              respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

              Future minimum lease payments are:

                                                                            Capital       Operating
                               Year Ending December 31,                      Leases        Leases
              ----------------------------------------------------------- ------------- --------------

              2000                                                        $    108,950  $     208,698
              2001                                                              66,827          2,006
              2002                                                              50,453            167
              2003                                                              33,887              -
              2004                                                              11,803              -
                                                                          ------------  -------------
              Total minimum lease payments and sublease income                 271,920  $     210,871
                                                                                        =============
              Less amount representing interest                                (78,015)
                                                                          ------------
              Present value of capital lease obligations                       193,905

              Less current portion                                             (72,038)
                                                                          ------------
              Long-term portion of capital lease obligations              $    121,867
                                                                          ============

8.       Mandatorily Redeemable Convertible Preferred Stock

         On January 15, 1998, the Company authorized 500,000 shares of Preferred Stock having a par value of $0.01 per share. All shares issued to date have been designated by the Company as Class A Convertible Preferred Stock ("Series A"). The shares are identical to the Company's common stock except, for preferences in liquidation and dividend payments. The Series A Preferred Stock shall be superior in priority to the Common Stock of the Company as to the Company's assets. Each share of Series A Preferred Stock may be converted, at any time and at the option of the holder, without payment of any consideration, into one share of common stock. In the event of the involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall have the first right of return of $13.50 per share, interest at a rate of 200 basis points over the then current yield on the three-year Treasury Note on the date of such liquidation. Within four years after the issuance of Series A Preferred Stock the Company is obligated to repurchase such shares. The repurchase price shall equal $13.50 per share, interest at a rate of 200 basis points over the then current yield on the three-year Treasury Note on the date of such liquidation, less any amount per share that shall have been previously paid as a dividend any accrued but unpaid dividends. As of December 31, 1999, the liquidation preference was $15.90 per share. Holders of Series A Preferred Stock shall be entitled to receive a cumulative annual dividend at the rate of $0.54 per share from funds legally available.

         During 1998, the Company sold 172,029 shares of its Series A Convertible Preferred Stock to third parties at $15.00 per share. From January 1, 1999 to March 31, 1999, the Company has sold 83,700 shares of its Series A Convertible Preferred Stock to third parties at $15.00 per share. As of December 31, 1999, the liquidation preference of these shares was $15.02 per share.

9.       Warrants for Common Stock

         On February 24, 1998, in exchange assistance in fund raising and cash of $3,750 the Company issued warrants to purchase 37,500 shares of the Company's common stock for $13.50 per share. Such warrants are outstanding at December 31, 1998 and expire on February 1, 2003. Using the Black-Scholes valuation model, the Company determined that the fair value of the warrants were $75,000 at the date of grant. This amount is considered a cost of issuing stock and raising capital and accordingly has been recorded as a reduction to the mandatorily redeemable convertible preferred stock.

         In March 1999, in exchange for acting as its business advisor the Company issued a third party a warrant to purchase 10,000 shares of the Company's common stock for $15.00 per share. Such warrants are immediately exercisable and expire on February 1, 2003. Using the Black-Scholes valuation model, the Company determined that the fair value of the warrants was $57,700 at the date of grant, which was expensed over the period the services were furnished.

10.      Stock Option Plans

              Novecon Technologies Corporation

              The Company has an Option Plan for Selected Key Employees. The stock options granted under this plan are nonqualified stock options. The Company has reserved 150,000 shares of Novecon Technologies Corporation's common stock for issuance under this plan. Stock options generally vest immediately or over a period not to exceed one year. Additional stock options may be issued, so that each of these option holders maintains exercisable stock options equal to 50,000 shares or 5% of the outstanding common stock, whichever is greater.

              The Company has an Option Plan for Non-Employee Advisory Board members. The Plan provides for the granting of stock options to certain non-employee advisors. The stock options granted under this plan are nonqualified stock options. The Company has reserved 21,425 shares of Novecon Technologies Corporation's common stock for issuance under this plan. Stock options generally vest immediately or over a period not to exceed one year. Additional stock options may be issued, so that each of these option holders maintains exercisable stock options equal to 2,857 shares or 0.2857% of the outstanding common stock, which ever is greater.

              On December 31, 1996, the Company adopted the Novecon Technologies Corporation Employee Stock Option Plan (the "Novecon Employee Plan"), effective January 1, 1997. The Novecon Employee Plan provides for the granting of stock options to employees, directors and consultants of the Company. Stock options granted under the Novecon Employee Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options
              (NSO) may be granted to Company employees and consultants. The Company has reserved 130,000 shares of Novecon Technologies Corporation's common stock for issuance under the plan. Stock options under the Novecon Employee Plan may be granted for periods of up to ten years and at prices determined by the Board of Directors. Stock options generally vest immediately or over a period not to exceed one year.

              The following table summarizes the stock option activity under all three plans:

                                                                                              Weighted
                                                               Number           Option         Average
                                                                 Of             Amount        Exercise
                                                               Shares         Per Share         Price
                                                             ------------ ---------------  ---------------

              Outstanding, December 31, 1996                     114,285  $   2.50-11.50   $         5.42
                Granted                                           62,500           11.50            11.50
                                                             -----------  --------------   --------------
              Outstanding, December 31, 1997                     176,785      2.50-11.50             7.57
                Granted                                           88,498     13.50-14.00            13.62
                                                             -----------  --------------   --------------
              Outstanding, December 31, 1998                     265,283      2.50-14.00             9.59
                Granted                                           32,432    14.00 -15.00            14.62
                Forfeited                                          4,285      5.00-13.50             9.13
                                                             -----------  --------------   --------------
              Outstanding, December 31, 1999                     293,430  $   2.50-15.00   $        10.18
                                                             ===========  ==============   ==============

              Options exercisable, December 31, 1999             235,718  $   2.50-15.00   $        10.16
                                                             ===========  ==============   ==============

              As of December 31, 1999 there were 7,995 options available for future grant under the Novecon Employee Plan.

              Sterling Semiconductor

              On May 1, 1997, Sterling Semiconductor, Inc. adopted the Sterling Semiconductor, Inc., Employee Stock Option Plan (the "Sterling Employee Plan"). The Sterling Employee Plan provides for the granting of stock options to employees, directors and consultants of the Company. Stock options granted under the Sterling Employee Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (NSO) may be granted to Company employees and consultants. Sterling Semiconductor has reserved 1,300 shares of Sterling

              Semiconductor's common stock for issuance under the plan. Stock options under the Sterling Employee Plan may be granted for periods of up to ten years and at prices determined by the Board of Directors. Stock options generally vest immediately or over a period not to exceed one year.

              The following table summarizes the stock option activity under the Sterling Employee Plan:

                                                                                                  Weighted
                                                             Number            Option             Average
                                                               of              Amount             Exercise
                                                             Shares          Per Share             Price
                                                           ----------- ----------------------- ---------------

              Outstanding December 31, 1996
                Granted                                           900    $575.00-1,000.00         $ 669.44
                                                           ----------    ----------------         --------

              Outstanding December 31, 1997                       900     575.00-1,000.00           669.44
                Granted                                           175            1,000.00         1,000.00
                                                           ----------    ----------------         --------

              Outstanding December 31, 1998                     1,075     575.00-1,000.00            723.25
                Granted                                           215            1,000.00          1,000.00
                                                           ----------    ----------------          --------

              Outstanding, December 31, 1999                    1,290    $575.00-1,000.00          $ 769.17
                                                           ==========    ================          ========

              Options exercisable, December 31, 1999            1,130    $575.00-1,000.00          $ 736.48
                                                           ==========    ================          ========


              As of December 31, 1999 there were 3,046 options available for future grant under the Sterling Employee Plan.

              In addition outside of the Sterling Employee Plan, in December 1996, Sterling Semiconductor entered into separate stock option agreements with four individuals who assisted in the development of Sterling Semiconductor's wafer technology. The stock option agreements provide for the issuance of 6,848 shares of Sterling Semiconductor common stock at $0.10 per share. The stock options vest based upon certain performance metrics. In 1998, the stock option agreements were amended and 2,267 stock options were cancelled based in part upon non-performance. The revised stock option agreements provide for the issuance of 4,581 shares of Sterling Semiconductor's common stock at $0.10 per share. The stock options are fully vested as of December 31, 1998.

              The following tables summarize information about stock options outstanding at December 31, 1999:

              Novecon Technologies Corporation

                                        Number                                                  Number
                Exercise Price      Outstanding      Remaining Contractual Life (years)       Exercisable
               ------------------ ----------------- -------------------------------------------------------

               $    2.50 - 5.00             78,000                   4.50                           78,000
                    11.00-14.00            215,430                   7.84                          157,718
                                           -------                                                 -------
                                           293,430                                                 235,718
                                           =======                                                 =======

               Sterling Semiconductor, Inc.

                                        Number                                                  Number
                Exercise Price      Outstanding      Remaining Contractual Life (years)       Exercisable
               ------------------ ----------------- -------------------------------------------------------


               $         575.00                700                   7.01                              700
                       1,000.00                590                   8.18                              430
                                             -----                                                   -----
                                             1,290                                                   1,130
                                             =====                                                   =====

              Fair value disclosures

              Had compensation cost for the Company's stock-based compensation plan's been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been as follows:

                                                                                December 31,
                                                               ------------------------------------------------
                                                                    1999              1998           1997
                                                               ----------------  --------------   -------------
              Net loss:

                As reported                                    $    (3,109,475)  $     (946,756)  $    (744,323)
                                                               ===============   ==============   =============

                Pro forma                                      $    (3,319,565)  $   (1,099,254)  $  (1,451,383)
                                                               ===============   ==============   =============


              The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes valuation model with the following assumptions: dividend yield at 0%; weighted average expected option term of 8, 8.3, 8.4 years, and risk free interest rate of 6.25%, 4.67% and 5.71% for the years ended December 31, 1999, 1998 and 1997, respectively. The weighted average fair value of options granted during 1999, 1998 and 1997 was $5.81, $5.90, and $7.30, respectively.

11.      Employee Benefit Plan

         The Company sponsors a SEP-IRA plan covering all employees after a specified period of employment. Contributions made by the Company are determined annually by the Board of Directors. To date, no employer contributions have been made.


12.      Supplemental Cash Flow Information

                                                                                   December 31,
                                                                  ------------------------------------------------
                                                                       1999            1998            1997
                                                                  --------------  --------------  ---------------
         Non-cash investing and financing transactions:

           Issuance of common stock for prepaid expenses           $      50,010  $            -  $             -
                                                                   =============  ==============  ===============
           Issuance of common stock for ATMI purchase              $           -  $      400,000  $             -
                                                                   =============  ==============  ===============
           Issuance of note payable for ATMI purchase              $           -  $    2,450,000  $             -
                                                                   =============  ==============  ===============
           Interest paid                                           $     331,459  $       23,404  $             -
                                                                   =============  ==============  ===============


13.      Capital Structure

         During 1999, the Company began a comprehensive review of its capital structure. As a result of this review it was determined that the Company had not fully complied with the provisions of certain federal and state security regulations. Accordingly, on October 22, 1999 the Board of Directors agreed to fully inform the Company's preferred and common shareholders of this matter and to offer them rescission. Shareholders were notified on December 7, 1999 and were given 30 days in which to exercise their rescission right. Shareholders rescinded 14,012 shares of common stock and 1,000 shares of Series A mandatorily redeemable preferred stock for $84,351. This amount was paid to shareholders on March 14, 2000.

14.      Subsequent Events

         During February 2000, Novecon Technologies Corporation ("Novecon"), and its majority-owned subsidiary, Sterling Semiconductor, Inc.
         ("Sterling") entered into an Agreement and Plan of Merger (the "Agreement"). Under the agreement, Novecon was merged with and into Sterling in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act and of Section 252 of the Delaware General Corporation Law. Concurrent with this agreement Sterling's common stock was split 75-for-1, these financial statements have not be updated to reflect this split.